UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 12, 2007
INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-3261	58-2555670

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File No.)	Identification Number)
2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (770) 857-4700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On January 12, 2007, IntercontinentalExchange, Inc., a Delaware corporation (“ICE”), announced the completion of its merger transaction (the “Merger”) with The Board of Trade of the City of New York, Inc., a New York member-owned not-for-profit corporation (“NYBOT”). In accordance with the Agreement and Plan of Merger (the “Merger Agreement”) dated as of September 14, 2006, as amended by the First Amendment dated October 30, 2006, among ICE, NYBOT and CFC Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of ICE (“Merger Sub”), NYBOT merged with and into Merger Sub, with Merger Sub surviving the Merger as a wholly-owned subsidiary of ICE.
In the Merger, each outstanding NYBOT membership interest was converted into, at the election of each NYBOT member, either (i) cash equal to $1,074,719, (ii) 17,025 shares of ICE common stock or (iii) a combination of cash consideration and stock consideration, in each case subject to proration in accordance with the Merger Agreement (the “merger consideration”). In addition, in the Merger, each outstanding NYBOT membership interest was converted into the right to receive a pro rata share of any “bonus pool” amounts not paid to NYBOT officers and governors and a pro rata share of NYBOT’s excess working capital as of the effective time of the merger, if any. ICE will calculate NYBOT’s working capital as of the effective time of the Merger within 30 days after the completion of the Merger.
The maximum amount of cash payable by ICE as merger consideration (excluding the excess working capital) and including any cash payable in respect of the bonus pool is approximately $400,000,000. ICE will pay the remainder of the merger consideration (excluding the excess working capital) and bonus pool in shares of ICE common stock. ICE will pay the excess working capital, if any, in cash, unless it is necessary for ICE to pay the excess working capital in shares of ICE common stock in order for the Merger to be treated as a tax-free reorganization.
Computershare Shareholder Services, Inc., as exchange agent, will deliver the applicable merger consideration to each NYBOT member on behalf of ICE no later than January 29, 2007 (ten business days after the completion of the Merger), following the exchange agent’s determination of the precise allocation of merger consideration between ICE common stock and cash for each NYBOT member based on the election made in the election booklet and related materials and applying the proration and adjustment mechanics in accordance with the Merger Agreement. The number of shares of ICE common stock to be issued in connection with the Merger represents approximately 15% of the issued and outstanding share capital of ICE following the consummation of the Merger.
The shares of ICE common stock to be issued in the Merger were registered under the Securities Act of 1933, as amended, pursuant to ICE’s registration statement on Form S-4 (Registration No. 333-138312), which was declared effective by the Securities and Exchange Commission on November 17, 2006.
The joint prospectus/proxy statement, dated November 17, 2006, which forms a part of the registration statement, contains additional information concerning the Merger.
The foregoing description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
In connection with the Merger, on January 12, 2007, ICE entered into a Credit Agreement (the “Credit Agreement”) with Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the lenders named therein (“Lenders”).

The Credit Agreement provides for a term loan facility in the aggregate principal amount of $250,000,000 and a revolving credit facility in the aggregate principal amount of $250,000,000 (collectively, the “Credit Facilities”). In connection with the Merger, ICE will use the proceeds of the $250,000,000 term loan facility to finance a portion of the cash component of the merger consideration. In connection with its entry into the Credit Agreement, ICE terminated its existing $50,000,000 credit facility with Wachovia Bank, National Association under which no borrowings were outstanding.
Loans under Credit Facilities shall, at the option of ICE, bear interest on the principal amount outstanding at either (i) LIBOR plus an applicable margin rate or (ii) a “base rate” plus an applicable margin rate. The “base rate” will be equal to the higher of (i) Wachovia Bank’s prime rate or (ii) the Federal Funds rate plus 0.5%. The applicable margin rate will be based on ICE’s total leverage ratio. Interest on each loan is payable quarterly. For the borrowings under the term loan facility, ICE will begin making payments on June 30, 2007, and quarterly thereafter until the fifth anniversary of the closing date of the Merger.
The Credit Agreement requires ICE to use 100% of the net cash proceeds raised from debt issuances or assets dispositions, with certain limited exceptions, to prepay outstanding loans under the Credit Facilities. With limited exceptions, ICE may prepay the outstanding loans under the Credit Facilities, in whole or in part, without premium or penalty upon written notice to the Administrative Agent.
The Credit Agreement contains affirmative and negative covenants, including, but not limited to, leverage and interest coverage ratios, as well as limitations or required approvals for acquisitions, dispositions of assets and certain investments, the incurrence of additional debt or the creation of liens and other fundamental changes to ICE’s business.
The foregoing description of the Credit Agreement contained in this Item 2.03 does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On January 12, 2007, the Board of Directors of ICE increased the size of the board from 9 to 11 members and appointed Terrence F. Martell and Mr. Frederick W. Schoenhut as directors of ICE. Mr. Martell has served as a public governor of NYBOT and a member of NYBOT’s executive committee and audit committee since 2001. Prior to the Merger, Mr. Schoenhut was the chairman of the Board of Governors of NYBOT. Following the Merger, Messrs. Martell and Schoenhut will also serve on the Board of Directors of NYBOT.
ICE’s Board of Directors took this action pursuant to Article 6, Section 15 of the Merger Agreement, which requires ICE to appoint two current members of the Board of Governors of NYBOT to the Board of Directors of ICE immediately following the completion of the Merger.
As of the time of the filing of this Current Report on Form 8-K, Messrs. Martell and Schoenhut had not been appointed to any committees of the Board of Directors of ICE and ICE had not determined to which committees, if any, Messrs. Martell and Schoenhut may be appointed. ICE will provide this information by filing an amendment to this Current Report on Form 8-K within four business days after the information is determined or becomes available.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial Statements of Business Acquired
The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, they will be filed with the SEC by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information
The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, they will be filed with the SEC by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits
     The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Merger Agreement, dated as of September 14, 2006, among IntercontinentalExchange, Inc., The Board of Trade of the City of New York, Inc. and CFC Acquisition Co. (incorporated by reference to Exhibit 2.1 of ICE’s Registration Statement on Form S-4, filed with the SEC on October 31, 2006, File No. 333-138312).

2.2	First Amendment to Merger Agreement, dated as of October 30, 2006, among IntercontinentalExchange, Inc., The Board of Trade of the City of New York, Inc. and CFC Acquisition Co. (incorporated by reference to Exhibit 2.2 of ICE’s Registration Statement on Form S-4, filed with the SEC on October 31, 2006, File No. 333-138312).

10.1	Credit Agreement, dated January 12, 2007, among IntercontinentalExchange, Inc., Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and other Lenders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINETALEXCHANGE, INC.
/s/ Richard V. Spencer
Richard V. Spencer
Senior Vice President, Chief Financial Officer

Date: January 12, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1	Merger Agreement, dated as of September 14, 2006, among IntercontinentalExchange, Inc., The Board of Trade of the City of New York, Inc. and CFC Acquisition Co. (incorporated by reference to Exhibit 2.1 of ICE’s Registration Statement on Form S-4, filed with the SEC on October 31, 2006, File No. 333-138312).

2.2	First Amendment to Merger Agreement, dated as of October 30, 2006, among IntercontinentalExchange, Inc., The Board of Trade of the City of New York, Inc. and CFC Acquisition Co. (incorporated by reference to Exhibit 2.2 of ICE’s Registration Statement on Form S-4, filed with the SEC on October 31, 2006, File No. 333-138312).

10.1	Credit Agreement, dated January 12, 2007, among IntercontinentalExchange, Inc., Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and other Lenders.